Evaluation of the Oil & Gas Reserves
Of the
Horseshoe Gallup Unit,
San Juan County, New Mexico
Constant Prices and Costs

Effective November 1, 2015

Prepared for

Diversified Resources

January 2016

MHA Petroleum Consultants LLC

MHA PETROLEUM CONSULTANTS

January 26, 2016

Mr. Jubal Terry
Vice President Exploration
Diversified Resources, Inc.
1789 West Littleton Blvd
Littleton, CO 80120

Dear Mr. Terry:

At your request, MHA Petroleum Consultants, Inc. (MHA) has prepared an estimate of the reserves and income attributable to certain leasehold interests of Diversified Resources, Inc. in the Horseshoe Gallup Unit (HGU) as of November 1, 2015. The results of this study are summarized below:

Diversified Resources - Proved Reserves
Estimated Net Reserve and Income Data
Constant Price and Costs
As of November 1, 2015

Reserves			Income Data				
Reserve Category	Net Remaining Reserves Oil MBbls	Net Remaining Reserves Gas MMcf	Future Net Income M$	Direct Operating Expense M$	Equity Investment M$	Undiscounted Net Cash Flow M$	Discounted Net Cash Flow @ 10% M$
PDP	144	0	5,761	2,828	0	2,296	1,675
PNP	206	0	8,237	4,322	260	2,976	1,302
PUD	1,385	0	55,465	6,292	11,688	32,914	15,094
Total Proved	1,734	0	69.463	13,442	12,110	38,186	18,071

The future net revenue was based on net hydrocarbon volume sold multiplied by anticipated price. Expenses include severance and ad valorem taxes, and the normal cost of operating the wells. Future net cash flow is future net revenue minus expenses and any development costs. The future net cash flow has not been adjusted for outstanding loans, which may exist, nor does it include any adjustments for cash on hand or undistributed income. No attempt has been made to quantify or otherwise account for any accumulated gas production imbalances that may exist.

730 17th Street, Suite 410 Denver, Colorado 80202 USA Telephone: 303-277-0270 Fax: 303-277-0267

Reserve Estimates

Reserves reported herein conform to the definitions of the Petroleum Resources Management System (PRMS), a consortium of the SPE, SPEE, AAPG, and WPC. A copy of these definitions is attached to this letter.

The Horseshoe Gallup Unit is located on the Four Corners platform on the edge of central San Juan Basin in northwestern New Mexico in T31N R15-16W, San Juan County, New Mexico (Figure 1). Oil production is from the Gallup Sandstone which is Upper Cretaceous in age. The sands have been described as marine strike-valley sandstones by McCubbin (AAPG V53, #10 Oct 1969, p. 2114-2140). Two separate oil fields, the Horseshoe and Verde fields, have been identified on the subject acreage.

The Horseshoe field, located in the western portion of the acreage, has a northwest-southeast trend which is trapped stratigraphically. The Verde field is located east of the Horseshoe Gallup and trends northeast-southwest. The Verde field produces from a similar interval as Horseshoe Gallup, but is a fractured reservoir associated with the Hogback monocline (Figure 2). Thus the Verde field is associated with the sinuous nature of the Hogback monocline in this area. The Horseshoe Gallup and Verde fields are at a right angle to each other and have separate trapping mechanisms.

Both these shallow fields, discovered in the 1950's and developed through the 1960's, are filled with the same 42 degree API oil with a 100-200 SCF/STB gas-oil ratio. Reservoir drive is a combination of undersaturated oil expansion and gravity drainage. Initial production rates ranged between 75 and 180 BOPD and current production from the 25 active producers averages 2 BOPD per well. Average cumulative oil recovery from these 25 wells is 76,500 stb.

Proved developed producing (PDP) reserves in this report were estimated using decline curve analysis. Following a successful pilot test of an ionizer to reduce paraffin buildup in selected HGU wells, Diversified plans to install ionizers in all PDP's in this field. Quantification of well response to an ionizer was problematic but the uplift in oil rate appears to be at least a factor of two. Per your direction, this study assumed ionizers were installed at a rate of 1 well per week beginning in February 2016. The 28 Proved developed not producing (PNP) wells were assumed to be workedover and ionizers installed per the schedule provided by Diversified. The first workover is slated for April of this year, the final workover in November of 2017. This study used the last reported rate for a well, translated its decline behavior to the scheduled workover date, and increased the rate by a factor of 2 to forecast future production.

Reserves for undeveloped locations were estimated by using a type curve (Figure 3) based on the producing wells and volumetrics. Reservoir productivity across the undrilled locations in the HGU which offset current production is uncertain, consequently these locations were risked by reducing estimated ultimate recovery (EUR) to 75% of the average EUR of producing wells.. Reserves for the resulting 55 PUD's assumed a hyperbolic type curve with an initial production rate (IP) of 52 BOPD and a 50 year cumulative production of 57,791 STB. The type curve IP is approximately 70% of the average IP of the current producing wells. Additional hyperbolic constants included a b value of 1.160, an initial decline rate of 51.74 %/yr, and a terminal decline of 12 %/yr. The PUD's were scheduled to be developed over five years at a rate of 11 wells per year and a completed well cost of $425,000.

Prices, Costs, and Economic Assumptions

This report assumed a constant oil price of $49.06/bbl, the trailing 12 month average price, and applied a differential of $9.00/bbl. Any gas sales were neglected. Effective date of the reserves reported herein is November 1, 2015. Capital cost for a workover and ionizer installation was $6,500 per well. Operating costs, obtained from Diversified Resources, were $800 per well per month prior ionizer installation and $1,000 per well per month after installation. MHA reviewed the operating costs and consider them realistic. Other economic assumptions included a severance tax of 7.09 % and an ad valorem tax of 1.24%. Production from a well was terminated when the well reached its economic limit or production declined to 0.3 BOPD. Salvage value of a well was assumed to be sufficient to cover P&A expenses.

Statement of Risk

The accuracy of reserve and economic evaluations is always subject to uncertainty. The magnitude of this uncertainty is generally proportional to the quantity and quality of data available for analysis. As a well matures and new information becomes available, revisions may be required which may either increase or decrease the previous reserve assignments. Sometimes these revisions may result not only in a significant change to the reserves and value assigned to a property, but also may impact the total company reserve and economic status. The reserves and forecasts contained in this report were based upon a technical analysis of the available data using accepted engineering principles. However, they must be accepted with the understanding that further information and future reservoir performance subsequent to the date of the estimate may justify their revision. It is MHA's opinion that the estimated proved reserves and other reserve information as specified in this report are reasonable, and have been prepared in accordance with generally accepted petroleum engineering and evaluation principles, as set forth in the PRMS manual. Notwithstanding the aforementioned opinion, MHA makes no warranties concerning the data and interpretations of such data. In no event shall MHA be liable for any special or consequential damages arising from Diversified Resources' use of MHA's interpretation, reports, or services produced as a result of its work for Diversified Resources.

It was a pleasure performing this work for Diversified Resource. If you have any questions or wish to discuss something in more detail, please feel free to contact either of the undersigned at 303-277-0270.

Sincerely,

Debra K. Gomez

Debra K. Gomez
Vice President

John P. Seidle

John Seidle
Vice President


31N 16W
31N 15W
Diversified Resources
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13
18
17
16
20
21
22
23
24
19
20
21
29
28
27
26
25
30
29
28
32
33
34
35
36
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32
33
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Figure 1: Producing Wells on Acreage Map

Summary Well Economics

RSV_CAT = 1PDP

DATE : 01/25/2016
TIME : 15:32:11
DBS : MBA
SETTINGS : SETNOV2015
SCENARIO : MBA0116_SEC

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 11/2015

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$----	NET GAS SALES -----M$----	TOTAL NET SALES -----M$----
12-2015	2.916	0.000	2.195	0.000	40.060	0.000	87.913	0.000	87.913
12-2016	25.384	0.000	19.096	0.000	40.060	0.000	764.969	0.000	764.969
12-2017	29.269	0.000	22.039	0.000	40.060	0.000	882.886	0.000	882.886
12-2018	25.571	0.000	19.261	0.000	40.060	0.000	771.614	0.000	771.614
12-2019	22.365	0.000	16.852	0.000	40.060	0.000	675.093	0.000	675.093
12-2020	19.581	0.000	14.760	0.000	40.060	0.000	591.283	0.000	591.283
12-2021	17.126	0.000	12.915	0.000	40.060	0.000	517.362	0.000	517.362
12-2022	14.287	0.000	10.782	0.000	40.060	0.000	431.914	0.000	431.914
12-2023	10.998	0.000	8.311	0.000	40.060	0.000	332.956	0.000	332.956
12-2024	7.618	0.000	5.774	0.000	40.060	0.000	231.294	0.000	231.294
12-2025	4.709	0.000	3.588	0.000	40.060	0.000	143.738	0.000	143.738
12-2026	3.210	0.000	2.461	0.000	40.060	0.000	98.587	0.000	98.587
12-2027	2.029	0.000	1.572	0.000	40.060	0.000	62.991	0.000	62.991
12-2028	0.940	0.000	0.753	0.000	40.060	0.000	30.180	0.000	30.180
12-2029	0.607	0.000	0.501	0.000	40.060	0.000	20.076	0.000	20.076
S TOT	186.609	0.000	140.860	0.000	40.060	0.000	5642.856	0.000	5642.856
AFTER	3.573	0.000	2.948	0.000	40.060	0.000	118.102	0.000	118.102
TOTAL	190.182	0.000	143.808	0.000	40.060	0.000	5760.958	0.000	5760.958

--END-- MO-YEAR	AD VALOREM TAX -----M$----	PRODUCTION TAX -----M$----	DIRECT OPER EXPENSE -----M$----	INTEREST PAID -----M$----	CAPITAL REPAYMENT -----M$----	EQUITY INVESTMENT -----M$----	FUTURE NET CASHFLOW -----M$----	CUMULATIVE CASHFLOW -----M$----	CUM. DISC. CASHFLOW -----M$----
12-2015	1.013	6.233	40.000	0.000	0.000	0.000	40.667	40.667	40.346
12-2016	8.813	54.236	271.600	0.000	0.000	162.500	267.819	308.486	288.034
12-2017	10.172	62.597	300.000	0.000	0.000	0.000	510.118	818.604	724.129
12-2018	8.890	54.707	300.000	0.000	0.000	0.000	408.017	1226.621	1041.274
12-2019	7.778	47.864	300.000	0.000	0.000	0.000	319.452	1546.073	1267.050
12-2020	6.812	41.922	300.000	0.000	0.000	0.000	242.549	1788.622	1422.936
12-2021	5.960	36.681	299.000	0.000	0.000	0.000	175.721	1964.343	1525.652
12-2022	4.976	30.623	277.000	0.000	0.000	0.000	119.315	2083.658	1589.091
12-2023	3.836	23.607	230.000	0.000	0.000	0.000	75.513	2159.171	1625.610
12-2024	2.665	16.399	166.000	0.000	0.000	0.000	46.230	2205.402	1645.937
12-2025	1.656	10.191	104.000	0.000	0.000	0.000	27.891	2233.292	1657.083
12-2026	1.136	6.990	73.000	0.000	0.000	0.000	17.461	2250.753	1663.426
12-2027	0.726	4.466	47.000	0.000	0.000	0.000	10.800	2261.553	1666.993
12-2028	0.348	2.140	20.000	0.000	0.000	0.000	7.693	2269.246	1669.298
12-2029	0.231	1.423	12.000	0.000	0.000	0.000	6.421	2275.667	1671.047
S TOT	65.010	400.078	2739.600	0.000	0.000	162.500	2275.667	2275.667	1671.047
AFTER	1.361	8.373	88.000	0.000	0.000	0.000	20.368	2296.035	1675.312
TOTAL	66.371	408.452	2827.600	0.000	0.000	162.500	2296.035	2296.035	1675.312

	OIL	GAS
GROSS WELLS	25.0	0.0
GROSS ULT., MB & MMF	2102.423	43.354
GROSS CUM., MB & MMF	1912.241	43.354
GROSS RES., MB & MMF	190.182	0.000
NET RES., MB & MMF	143.808	0.000
NET REVENUE, M$	5760.958	0.000
INITIAL PRICE, $	40.060	0.000
INITIAL N.I., PCT.	75.000	0.000

LIFE, YRS.	21.50
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	0.00
DISCOUNTED PAYOUT, YRS.	0.00
UNDISCOUNTED NET/INVEST.	15.13
DISCOUNTED NET/INVEST.	11.96
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	100.000

P.W. %	P.W., M$
5.00	1940.734
10.00	1675.312
12.00	1587.272
15.00	1470.382
18.00	1368.685
20.00	1307.983
30.00	1068.267
60.00	685.609
80.00	554.331
100.00	466.766

RSV_CAT = 2PNP

DATE : 01/25/2016
TIME : 15:32:15
DBS : MSA
SETTINGS : SETNOV2015
SCENARIO : MSA0116_SEC

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 11/2015

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$-----	NET GAS SALES -----M$-----	TOTAL NET SALES -----M$-----
12-2015	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2016	9.177	0.000	7.413	0.000	40.060	0.000	296.973	0.000	296.973
12-2017	19.899	0.000	15.922	0.000	40.060	0.000	637.822	0.000	637.822
12-2018	18.656	0.000	14.953	0.000	40.060	0.000	599.001	0.000	599.001
12-2019	16.156	0.000	13.042	0.000	40.060	0.000	522.482	0.000	522.482
12-2020	14.363	0.000	11.665	0.000	40.060	0.000	467.287	0.000	467.287
12-2021	13.288	0.000	10.826	0.000	40.060	0.000	433.691	0.000	433.691
12-2022	12.541	0.000	10.232	0.000	40.060	0.000	409.898	0.000	409.898
12-2023	11.295	0.000	9.241	0.000	40.060	0.000	370.194	0.000	370.194
12-2024	10.356	0.000	8.509	0.000	40.060	0.000	340.853	0.000	340.853
12-2025	9.607	0.000	7.920	0.000	40.060	0.000	317.295	0.000	317.295
12-2026	9.190	0.000	7.582	0.000	40.060	0.000	303.718	0.000	303.718
12-2027	8.859	0.000	7.308	0.000	40.060	0.000	292.771	0.000	292.771
12-2028	8.540	0.000	7.045	0.000	40.060	0.000	282.237	0.000	282.237
12-2029	8.233	0.000	6.792	0.000	40.060	0.000	272.099	0.000	272.099
S TOT	170.160	0.000	138.450	0.000	40.060	0.000	5546.321	0.000	5546.321
AFTER	81.425	0.000	67.176	0.000	40.060	0.000	2691.070	0.000	2691.070
TOTAL	251.585	0.000	205.626	0.000	40.060	0.000	8237.391	0.000	8237.391

--END-- MO-YEAR	AD VALOREM TAX -----M$-----	PRODUCTION TAX -----M$-----	DIRECT OPER EXPENSE -----M$-----	INTEREST PAID -----M$-----	CAPITAL REPAYMENT -----M$-----	EQUITY INVESTMENT -----M$-----	FUTURE NET CASHFLOW -----M$-----	CUMULATIVE CASHFLOW -----M$-----	CUM. DISC. CASHFLOW -----M$-----
12-2015	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2016	3.421	21.055	125.800	0.000	0.000	182.000	-35.303	-35.303	-37.254
12-2017	7.348	45.222	282.200	0.000	0.000	78.000	225.052	189.749	153.002
12-2018	6.901	42.469	280.200	0.000	0.000	0.000	269.431	459.179	362.304
12-2019	6.019	37.044	246.200	0.000	0.000	0.000	233.219	692.398	526.974
12-2020	5.384	33.131	221.200	0.000	0.000	0.000	207.573	899.971	660.173
12-2021	4.996	30.749	209.200	0.000	0.000	0.000	188.745	1088.717	770.276
12-2022	4.722	29.062	204.200	0.000	0.000	0.000	171.914	1260.631	861.445
12-2023	4.265	26.247	183.200	0.000	0.000	0.000	156.483	1417.114	936.884
12-2024	3.927	24.166	169.200	0.000	0.000	0.000	143.560	1560.673	999.799
12-2025	3.655	22.496	159.200	0.000	0.000	0.000	131.943	1692.616	1052.364
12-2026	3.499	21.534	157.200	0.000	0.000	0.000	121.485	1814.101	1096.364
12-2027	3.373	20.757	157.200	0.000	0.000	0.000	111.441	1925.542	1133.058
12-2028	3.252	20.011	157.200	0.000	0.000	0.000	101.775	2027.317	1163.524
12-2029	3.135	19.292	157.200	0.000	0.000	0.000	92.472	2119.789	1188.690
S TOT	63.898	393.234	2709.400	0.000	0.000	260.000	2119.789	2119.789	1188.690
AFTER	31.003	190.797	1612.600	0.000	0.000	0.000	856.669	2976.458	1301.527
TOTAL	94.902	584.031	4322.000	0.000	0.000	260.000	2976.458	2976.458	1301.527

	OIL	GAS
GROSS WELLS	28.0	0.0
GROSS ULT., MB & MMF	1193.925	75.460
GROSS CUM., MB & MMF	942.340	75.460
GROSS RES., MB & MMF	251.585	0.000
NET RES., MB & MMF	205.626	0.000
NET REVENUE, M$	8237.392	0.000
INITIAL PRICE, $	40.060	0.000
INITIAL W.I., PCT.	80.777	0.000

LIFE, YRS.	62.17
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	1.32
DISCOUNTED PAYOUT, YRS.	1.36
UNDISCOUNTED NET/INVEST.	12.45
DISCOUNTED NET/INVEST.	6.41
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	100.000

P.W. %	P.W., M$
5.00	1842.415
10.00	1301.526
12.00	1157.222
15.00	986.181
18.00	853.665
20.00	780.870
30.00	531.885
60.00	232.265
80.00	151.408
100.00	103.272

RSV_CAT = 4PUD

DATE : 01/25/2016
TIME : 15:32:22
DBS : MHA
SETTINGS : SETNOV2015
SCENARIO : MHA0116_SEC

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 11/2015

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$-----	NET GAS SALES -----M$-----	TOTAL NET SALES -----M$-----
12-2015	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2016	77.405	0.000	34.832	0.000	40.060	0.000	1395.385	0.000	1395.385
12-2017	182.829	0.000	82.273	0.000	40.060	0.000	3295.850	0.000	3295.850
12-2018	251.028	0.000	112.962	0.000	40.060	0.000	4525.275	0.000	4525.275
12-2019	302.960	0.000	136.332	0.000	40.060	0.000	5461.456	0.000	5461.456
12-2020	345.212	0.000	155.345	0.000	40.060	0.000	6223.132	0.000	6223.132
12-2021	302.493	0.000	136.122	0.000	40.060	0.000	5453.033	0.000	5453.033
12-2022	229.757	0.000	103.391	0.000	40.060	0.000	4141.833	0.000	4141.833
12-2023	188.644	0.000	84.890	0.000	40.060	0.000	3400.695	0.000	3400.695
12-2024	160.717	0.000	72.322	0.000	40.060	0.000	2897.238	0.000	2897.238
12-2025	139.625	0.000	62.831	0.000	40.060	0.000	2517.027	0.000	2517.027
12-2026	122.472	0.000	55.112	0.000	40.060	0.000	2207.802	0.000	2207.802
12-2027	107.754	0.000	48.489	0.000	40.060	0.000	1942.473	0.000	1942.473
12-2028	94.823	0.000	42.670	0.000	40.060	0.000	1709.377	0.000	1709.377
12-2029	83.444	0.000	37.550	0.000	40.060	0.000	1504.251	0.000	1504.251
S TOT	2589.162	0.000	1165.123	0.000	40.060	0.000	46674.828	0.000	46674.828
AFTER	487.588	0.000	219.415	0.000	40.060	0.000	8789.752	0.000	8789.752
TOTAL	3076.750	0.000	1384.537	0.000	40.060	0.000	55464.578	0.000	55464.578

--END-- MO-YEAR	AD VALOREM TAX -----M$-----	PRODUCTION TAX -----M$-----	DIRECT OPER EXPENSE -----M$-----	INTEREST PAID -----M$-----	CAPITAL REPAYMENT -----M$-----	EQUITY INVESTMENT -----M$-----	FUTURE NET CASHFLOW -----M$-----	CUMULATIVE CASHFLOW -----M$-----	CUM. DISC. CASHFLOW -----M$-----
12-2015	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2016	16.076	98.933	26.000	0.000	0.000	2337.500	-1083.124	-1083.124	-1050.896
12-2017	37.971	233.676	79.200	0.000	0.000	2337.500	607.503	-475.621	-558.745
12-2018	52.135	320.842	132.000	0.000	0.000	2337.500	1682.798	1207.177	725.132
12-2019	62.921	387.217	184.800	0.000	0.000	2337.500	2489.018	3696.195	2462.049
12-2020	71.696	441.220	237.600	0.000	0.000	2337.500	3135.116	6831.312	4455.992
12-2021	62.824	386.620	264.000	0.000	0.000	0.000	4739.589	11570.901	7226.543
12-2022	47.717	293.656	264.000	0.000	0.000	0.000	3536.461	15107.362	9104.144
12-2023	39.179	241.109	264.000	0.000	0.000	0.000	2856.407	17963.768	10482.274
12-2024	33.379	205.414	264.000	0.000	0.000	0.000	2394.445	20358.213	11532.286
12-2025	28.998	178.457	264.000	0.000	0.000	0.000	2045.571	22403.783	12347.680
12-2026	25.436	156.533	264.000	0.000	0.000	0.000	1761.833	24165.617	12906.108
12-2027	22.379	137.721	264.000	0.000	0.000	0.000	1518.373	25683.992	13486.304
12-2028	19.693	121.195	264.000	0.000	0.000	0.000	1304.489	26988.480	13876.985
12-2029	17.330	106.651	264.000	0.000	0.000	0.000	1116.270	28104.750	14180.915
S TOT	537.733	3309.246	3035.600	0.000	0.000	11687.500	28104.750	28104.750	14180.915
AFTER	101.265	623.193	3256.400	0.000	0.000	0.000	4808.894	32913.645	15094.407
TOTAL	638.999	3932.439	6292.000	0.000	0.000	11687.500	32913.645	32913.645	15094.407

	OIL	GAS
GROSS WELLS	55.0	0.0
GROSS ULT., MB & MMF	3076.750	0.000
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	3076.750	0.000
NET RES., MB & MMF	1384.537	0.000
NET REVENUE, M$	55464.574	0.000
INITIAL PRICE, $	40.060	0.000
INITIAL N.I., PCT.	45.000	0.000

LIFE, YRS.	28.92
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	3.45
DISCOUNTED PAYOUT, YRS.	2.60
UNDISCOUNTED NET/INVEST.	3.82
DISCOUNTED NET/INVEST.	2.64
RATE-OF-RETURN, PCT.	97.68
INITIAL W.I., PCT.	50.000

P.W. %	P.W., M$
5.00	21695.551
10.00	15094.411
12.00	13208.490
15.00	10922.085
18.00	9125.404
20.00	8134.774
30.00	4786.042
60.00	1153.261
80.00	361.733
100.00	-39.408

Grand Total

DATE : 01/25/2016
TIME : 15:32:22
DBS : MHA
SETTINGS : SETNOV2015
SCENARIO : MHA0116_SEC

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 11/2015

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$-----	NET GAS SALES -----M$-----	TOTAL NET SALES -----M$-----
12-2015	2.916	0.000	2.195	0.000	40.060	0.000	87.913	0.000	87.913
12-2016	111.967	0.000	61.341	0.000	40.060	0.000	2457.327	0.000	2457.327
12-2017	231.997	0.000	120.234	0.000	40.060	0.000	4816.558	0.000	4816.558
12-2018	295.255	0.000	147.176	0.000	40.060	0.000	5895.890	0.000	5895.890
12-2019	341.480	0.000	166.226	0.000	40.060	0.000	6659.032	0.000	6659.032
12-2020	379.156	0.000	181.770	0.000	40.060	0.000	7281.702	0.000	7281.702
12-2021	332.906	0.000	159.862	0.000	40.060	0.000	6404.085	0.000	6404.085
12-2022	256.585	0.000	124.405	0.000	40.060	0.000	4983.646	0.000	4983.646
12-2023	210.937	0.000	102.442	0.000	40.060	0.000	4103.845	0.000	4103.845
12-2024	178.691	0.000	86.605	0.000	40.060	0.000	3469.385	0.000	3469.385
12-2025	153.941	0.000	74.340	0.000	40.060	0.000	2978.059	0.000	2978.059
12-2026	134.872	0.000	65.155	0.000	40.060	0.000	2610.107	0.000	2610.107
12-2027	118.641	0.000	57.370	0.000	40.060	0.000	2298.236	0.000	2298.236
12-2028	104.303	0.000	50.469	0.000	40.060	0.000	2021.794	0.000	2021.794
12-2029	92.285	0.000	44.843	0.000	40.060	0.000	1796.426	0.000	1796.426
S TOT	2945.931	0.000	1444.433	0.000	40.060	0.000	57864.004	0.000	57864.004
AFTER	572.587	0.000	289.539	0.000	40.060	0.000	11598.925	0.000	11598.925
TOTAL	3518.518	0.000	1733.972	0.000	40.060	0.000	69462.930	0.000	69462.930

--END-- MO-YEAR	AD VALOREM TAX -----M$-----	PRODUCTION TAX -----M$-----	DIRECT OPER EXPENSE -----M$-----	INTEREST PAID -----M$-----	CAPITAL REPAYMENT -----M$-----	EQUITY INVESTMENT -----M$-----	FUTURE NET CASHFLOW -----M$-----	CUMULATIVE CASHFLOW -----M$-----	CUM. DISC. CASHFLOW -----M$-----
12-2015	1.013	6.233	40.000	0.000	0.000	0.000	40.667	40.667	40.346
12-2016	28.310	174.224	423.400	0.000	0.000	2682.000	-850.608	-809.941	-800.117
12-2017	55.491	341.494	661.400	0.000	0.000	2415.500	1342.673	532.732	318.386
12-2018	67.926	418.019	712.200	0.000	0.000	2337.500	2360.246	2892.978	2128.709
12-2019	76.718	472.125	731.000	0.000	0.000	2337.500	3041.688	5934.666	4256.072
12-2020	83.891	516.273	758.800	0.000	0.000	2337.500	3585.238	9519.904	6539.101
12-2021	73.780	454.050	772.200	0.000	0.000	0.000	5104.056	14623.960	9522.471
12-2022	57.416	353.340	745.200	0.000	0.000	0.000	3827.690	18451.650	11554.681
12-2023	47.280	290.963	677.200	0.000	0.000	0.000	3088.403	21540.053	13044.769
12-2024	39.970	245.979	599.200	0.000	0.000	0.000	2584.235	24124.287	14178.022
12-2025	34.310	211.144	527.200	0.000	0.000	0.000	2205.405	26329.691	15057.127
12-2026	30.071	185.057	494.200	0.000	0.000	0.000	1900.780	28230.473	15745.899
12-2027	26.478	162.945	468.200	0.000	0.000	0.000	1640.613	29871.086	16286.356
12-2028	23.293	143.345	441.200	0.000	0.000	0.000	1413.956	31285.043	16709.809
12-2029	20.696	127.367	433.200	0.000	0.000	0.000	1215.163	32500.203	17040.652
S TOT	666.642	4102.558	8484.600	0.000	0.000	12110.000	32500.203	32500.203	17040.652
AFTER	133.629	822.364	4957.000	0.000	0.000	0.000	5685.930	38186.133	18071.244
TOTAL	800.271	4924.921	13441.600	0.000	0.000	12110.000	38186.137	38186.133	18071.244

	OIL	GAS
GROSS WELLS	108.0	0.0
GROSS ULT., MB & MMF	6373.099	118.814
GROSS CUM., MB & MMF	2854.581	118.814
GROSS RES., MB & MMF	3518.518	0.000
NET RES., MB & MMF	1733.972	0.000
NET REVENUE, M$	69462.961	0.000
INITIAL PRICE, $	40.060	0.000
INITIAL N.I., PCT.	75.000	0.000

LIFE, YRS.	62.17
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	0.00
DISCOUNTED PAYOUT, YRS.	0.00
UNDISCOUNTED NET/INVEST.	4.15
DISCOUNTED NET/INVEST.	2.88
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	51.953

P.W. %	P.W., M$
5.00	25478.699
10.00	18071.250
12.00	15952.984
15.00	13378.647
18.00	11347.754
20.00	10223.627
30.00	6386.195
60.00	2071.135
80.00	1067.473
100.00	530.630

MHA
PETROLEUM CONSULTANTS

Evaluation of the Oil & Gas Reserves
Of the
Timm Lease,
Weld County, Colorado
Constant Prices and Costs

Effective November 1, 2015

Prepared for

Diversified Resources

January 2016

MHA Petroleum Consultants LLC

January 29, 2016

Mr. Jubal Terry
Vice President Exploration
Diversified Resources, Inc.
1789 West Littleton Blvd
Littleton, CO 80120

Dear Mr. Terry:

At your request, MHA Petroleum Consultants, Inc. (MHA) has prepared an estimate of the reserves and income attributable to certain leasehold interests of Diversified Resources, Inc. in the Timm lease, located in the DJ Basin in Weld County, Colorado, as of November 1, 2015. The results of this study are summarized below:

Diversified Resources Proved, Probable, and Possible Reserves Estimated Net Reserve and Income Data Constant SEC Price and Costs As of November 1, 2015							
Reserves			**Income Data**				
Reserve Category	Net Remaining Reserves Oil MBbls	Gas MMcf	Future Net Income M$	Direct Operating Expense M$	Equity Investment M$	Undiscounted Net Cash Flow M$	Discounted Net Cash Flow @ 10% M$
PUD	152.4	0.4	6,487.1	2,665.4	1,650.0	2,171.7	1,358.4
Total Proved	**152.4**	**0.4**	**6,487.1**	**2,665.4**	**1,650.0**	**2,171.7**	**1,358.4**
PROB	152.4	0.4	6,487.1	2,665.4	1,650.0	2,717.7	1,344.1
POSS	1,472.3	1.8	62,656.4	17,652.7	27,500	17,503.7	8,266.2
Grand Total	**1,777.1**	**2.6**	**75,630.6**	**22,983.5**	**30,800**	**21,847.1**	**10,968.7**

The future net revenue was based on net hydrocarbon volume sold multiplied by anticipated price. Expenses include severance and ad valorem taxes and the normal cost of operating the wells. Future net cash flow is future net revenue minus expenses and any development costs. The future net cash flow has not been adjusted for outstanding loans, which may exist, nor does it include any adjustments for cash on hand or undistributed income. No attempt has been

made to quantify or otherwise account for any accumulated gas production imbalances that may exist.

Reserve Estimates

Reserves reported herein conform to the definitions of the Petroleum Resources Management System (PRMS), a consortium of the SPE, SPEE, AAPG, and WPC. A copy of these definitions is attached to this letter.

Effective date of the reserves reported herein is November 1, 2015. Diversified's Working Interest and NRI are 100% and 80%, respectively.

The undrilled Timm lease is located in Section 5 T11N R61W in Weld County, Colorado (Figure 1). Diversified intends to drill and complete three vertical wells in the J sand in July and August of 2016, followed by recompletion in the uphole Codell and Niobrara formations a year later. After 6 months of Codell/Niobrara only production, the J sand will be returned to production. Developed from offset wells to the north and south of the subject acreage, an oil production type curve for these wells (figure 2) has a J sand IP of 80 bpd, an Arps b value of 1.2, and declines to 20 bpd after one year of production. After recompletion in the Codell and Niobrara, the type curve again has an IP of 80 bpd, an Arps b value of 1.3, and an initial decline of 81.5 %/yr. After putting the J sand back on production, the curve increases by 20 bpd for a total of 42 bpd and continues to decline along the same curve as before. Assuming a terminal decline rate of 6 %/yr, a vertical well on this lease will have an estimated ultimate recovery (EUR) of 87,900 MSTB. This is a technical EUR and actual recovery will be less than this due to economics. Gas production was forecast by multiplying oil production by the gas-oil ratio (GOR). Vertical wells in this area, typically completed in multiple formations, show a GOR of about 1,100 scf/stb while horizontal well completed in the Niobrara and Codell exhibit GORs of roughly 800 scf/stb. The J reservoir is a channel sand and offset locations can show very different behaviors and EUR's. Consequently, three locations was classified as proved undeveloped (PUD), three as probable (PROB), and two as possible (POSS).

Current industry practice is to develop the Niobara and Codell in this area with 8 and 4 horizontal wells, respectively, with lateral lengths of 1 or 2 miles. The subject lease has no direct horizontal offsets and use of nearby horizontals to construct a Timm type curve was complicated by differing lateral lengths and vintage effects. Assuming the nominal 640 acre Timm lease is developed with short laterals, a type curve (Figure 3) was developed based on a recent short lateral located approximately 25 miles to the northwest. To account for reservoir risk both the IP and EUR for the type well were risked at 80%. The resulting type curve had an IP of 424 bpd, a b value of 0.85, an initial decline rate of 80.7 %/yr, and a terminal decline rate of 8 %/yr. The resulting EUR was 160 MSTB. This is a technical EUR and actual recovery will be less than this due to economics. Due to the lack of horizontal well production in the immediate area surrounding the subject acreage, all twelve locations were classified as possible. Diversified anticipates drilling one horizontal well in the second quarter of this year, evaluating its performance for a year and a half then drilling the additional 11 wells at a rate of 1 well per month beginning in January of 2018.

Using public domain sources for net thickness, porosity, and water saturation for the Niobara B and C, the Codell, and the J sand and estimating oil formation volume factors with industry standard correlations leads to an original oil in place volume of 26,287 MSTB. Summing the

EUR's for the 15 wells discussed above yields a total recovery of 2,600 MSTB, which implies a recovery factor of 10% of the original oil in place.

Prices, Costs, and Economic Assumptions

This report evaluation a constant oil price of $49.06/bbl, the trailing 12 month average price, and applied a differential of $6.50/bbl. The gas price was a constant $2.765 $/mmbtu with a differential of $0.80/mcf. The gas BTU was 1200 and this study assumed a shrink of 6%. The time lag between drilling and first sales from a well was assumed to be one month. Completed well costs for the vertical and horizontal wells were 550 M$ and 2.2 MM$, respectively. Operating costs for both vertical and horizontal wells were held constant at $3,500/well/month. Severance tax was 5%, ad valorem tax 8%. Salvage value of a well was assumed to be sufficient to cover P&A expenses.

Statement of Risk

The accuracy of reserve and economic evaluations is always subject to uncertainty. The magnitude of this uncertainty is generally proportional to the quantity and quality of data available for analysis. As a well matures and new information becomes available, revisions may be required which may either increase or decrease the previous reserve assignments. Sometimes these revisions may result not only in a significant change to the reserves and value assigned to a property, but also may impact the total company reserve and economic status. The reserves and forecasts contained in this report were based upon a technical analysis of the available data using accepted engineering principles. However, they must be accepted with the understanding that further information and future reservoir performance subsequent to the date of the estimate may justify their revision. It is MHA's opinion that the estimated proved reserves and other reserve information as specified in this report are reasonable, and have been prepared in accordance with generally accepted petroleum engineering and evaluation principles, as set forth in the PRMS manual. Notwithstanding the aforementioned opinion, MHA makes no warranties concerning the data and interpretations of such data. In no event shall MHA be liable for any special or consequential damages arising from Diversified Resources' use of MHA's interpretation, reports, or services produced as a result of its work for Diversified Resources.

It was a pleasure performing this work for Diversified Resources. If you have any questions or wish to discuss something in more detail, please feel free to contact either of the undersigned at 303-277-0270.

Sincerely,

Debra K. Gomez

Debra K. Gomez
Vice President

John P. Seidle

John Seidle
Vice President

Oneline Summary Table

Diversified Resources
Effective November 1, 2015
SEC Pricing
Reserve and Economic Summary

Reserve Category	LEASE	Reservoir	Life Yrs	WI %	NRI %	Start Date	Gross Oil MBBLS	Gross Gas MMCF	Net Oil MBBLS	Net Gas MMCF	Net Revenue M$	Operating Expense and Taxes M$	Net Investment M$	Undisc Net Cashflow M$	Disc @10% Net Cashflow BFIT M$
4PUD	VERT PUD #1		15.2	1.0	0.8	07/2016	63.5	0.2	50.8	0.1	2162.4	888.5	550.0	723.9	454.0
4PUD	VERT PUD #2		15.2	1.0	0.8	07/2016	63.5	0.2	50.8	0.1	2162.4	888.5	550.0	723.9	454.0
4PUD	VERT PUD #3		15.3	1.0	0.8	08/2016	63.5	0.2	50.8	0.1	2162.4	888.5	550.0	723.9	450.4
	TOTAL VERTICAL PROVED						**190.5**	**0.6**	**152.4**	**0.4**	**6,487.1**	**2,665.4**	**1,650.0**	**2,171.7**	**1,358.4**
5PRB	VERT PROB #1		15.3	1.0	0.8	08/2016	63.5	0.2	50.8	0.1	2162.4	888.5	550.0	723.9	450.4
5PRB	VERT PROB #2		15.3	1.0	0.8	09/2016	63.5	0.2	50.8	0.1	2162.4	888.5	550.0	723.9	446.8
5PRB	VERT PROB #3		15.3	1.0	0.8	09/2016	63.5	0.2	50.8	0.1	2162.4	888.5	550.0	723.9	446.8
6POS	VERT POSS #1		15.4	1.0	0.8	10/2016	63.5	0.2	50.8	0.1	2162.4	888.5	550.0	723.9	443.3
6POS	VERT POSS #2		15.4	1.0	0.8	10/2016	63.5	0.2	50.8	0.1	2162.4	888.5	550.0	723.9	443.3
	TOTAL VERTICAL PROBABLE AND POSSIBLE						**317.5**	**1.0**	**254.0**	**0.7**	**10,811.8**	**4,442.3**	**2,750.0**	**3,619.5**	**2,230.7**
	TOTAL VERTICAL ALL CATEGORIES						**508.0**	**1.5**	**406.4**	**1.2**	**17,298.9**	**7,107.7**	**4,400.0**	**5,791.2**	**3,589.0**
6POS	HZ POSS #1	CODELL	17.2	1.0	0.8	04/2016	142.8	0.2	114.2	0.1	4861.0	1323.0	2200.0	1338.0	741.6
6POS	HZ POSS #2	Niobrara C	18.9	1.0	0.8	01/2018	142.8	0.2	114.2	0.1	4861.0	1323.0	2200.0	1338.0	627.7
6POS	HZ POSS #3	Niobrara B	19.0	1.0	0.8	02/2018	142.8	0.2	114.2	0.1	4861.0	1323.0	2200.0	1338.0	622.7
6POS	HZ POSS #4	CODELL	19.1	1.0	0.8	03/2018	142.8	0.2	114.2	0.1	4861.0	1323.0	2200.0	1338.0	617.8
6POS	HZ POSS #5	Niobrara C	19.2	1.0	0.8	04/2018	142.8	0.2	114.2	0.1	4861.0	1323.0	2200.0	1338.0	612.9
6POS	HZ POSS #6	Niobrara B	19.3	1.0	0.8	05/2018	142.8	0.2	114.2	0.1	4861.0	1323.0	2200.0	1338.0	608.1
6POS	HZ POSS #7	Codell	19.3	1.0	0.8	06/2018	142.8	0.2	114.2	0.1	4861.0	1323.0	2200.0	1338.0	603.3
6POS	HZ POSS #8	Niobrara C	19.4	1.0	0.8	07/2018	142.8	0.2	114.2	0.1	4861.0	1323.0	2200.0	1338.0	598.5
6POS	HZ POSS #9	Niobrara B	19.5	1.0	0.8	08/2018	142.8	0.2	114.2	0.1	4861.0	1323.0	2200.0	1338.0	593.8
6POS	HZ POSS #10	Codell	19.6	1.0	0.8	09/2018	142.8	0.2	114.2	0.1	4861.0	1323.0	2200.0	1338.0	589.1
6POS	HZ POSS #11	Niobrara C	19.7	1.0	0.8	10/2018	142.8	0.2	114.2	0.1	4861.0	1323.0	2200.0	1338.0	584.4
6POS	HZ POSS #12	Niobrara B	19.8	1.0	0.8	11/2018	142.8	0.2	114.2	0.1	4861.0	1323.0	2200.0	1338.0	579.8
	HORIZONTAL WELL TOTAL						**1,713.1**	**1.9**	**1,370.5**	**1.5**	**58,331.7**	**15,875.8**	**26,400.0**	**16,055.9**	**7,379.6**
	GRAND TOTAL						**2,221.1**	**3.5**	**1,776.9**	**2.6**	**75,630.6**	**22,983.5**	**30,800.0**	**21,847.1**	**10,968.7**